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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864,
333-01620, No. 333-34693 and No. 333-34695) of Total Renal Care Holdings, Inc. of our report dated March 14, 1997 relating to the financial statements of South Brooklyn Nephrology Center, Inc. included in this Current Report on Form 8-K.



Maier Markey & Menashi LLP

January 22, 1998
Larchmont, New York